Exhibit No. 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the previously filed Registration Statements No. 333-59693, 333-59695 and 333-63269 of Avis Rent A Car, Inc. on Form S-8 of our report dated January 25, 1999 (March 19, 1999 as to
Note 21), appearing in the Annual Report to Shareholders incorporated by reference in the Annual Report on Form 10-K of Avis Rent A Car, Inc. for the year ended December 31, 1998.

/s/Deloitte & Touche LLP
New York, New York
March 26, 1999